As filed with the Securities and Exchange Commission on July 13, 2021

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

(Exact name of registrant as specified in its charter)

State of Israel	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Ha-Tidhar St., Ra’anana, 4366504 Israel Tel: +972.4.6230333	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.	Reut Alfiah, Adv.	Gregory Sichenzia, Esq.
David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel-Aviv, Israel 6473925 T +972.74.758.0480	Darrin M. Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: 212.930.9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-253920)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Units consisting of:	$1,183,452	$129.11
(i) Ordinary shares no par value (3)
(ii) Warrants to purchase Ordinary shares (3)
Pre-funded Units consisting of:
(i) Pre-funded warrants to purchase Ordinary shares
(ii) Warrants to purchase Ordinary shares
Representative’s Warrants
Ordinary shares issuable upon exercise of warrants	$1,183,452	$129.11
Ordinary shares issuable upon exercise of pre-funded warrants
Ordinary shares issuable upon exercise of representative’s warrants (4)	$73,966	$8.07
Total Registration Fee (5)	$2,440,870	$266.30

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of ordinary shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. The registrant previously registered an aggregate of $35,491,875 of securities on the Initial Registration Statement, for which a filing fee of $3,872.17 was previously paid.

(4)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is equal to 125% of $59,172.60 (which is 5% of $1,183,452).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1 (File No. 333-253920), filed by Inspira Technologies Oxy B.H.N. Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 13, 2021, are incorporated by reference into this Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Inspira Technologies Oxy B.H.N. Ltd. (Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1 (File No. 333-253920), as declared effective by the Commission on July 13, 2021)
5.2	Opinion of Sullivan & Worcester LLP, U.S. counsel to Inspira Technologies Oxy B.H.N. Ltd.
23.1	Consent of Ziv Haft, a member firm of BDO, independent registered public accounting firm.
23.2	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1)
23.3	Consent of Sullivan & Worcester (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-253920), filed with the Commission on June 28, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ra’anana, Israel on July 13, 2021.

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

By:	/s/ Dagi Ben-Noon
Dagi Ben-Noon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dagi Ben-Noon	Chief Executive Officer, Director	July 13, 2021
Dagi Ben-Noon	(Principal Executive Officer)

/s/ Joe Hayon	Chief Financial Officer, President and Director	July 13, 2021
Joe Hayon	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	July 13, 2021
Prof. Benad Goldwasser

*By:	/s/ Dagi Ben-Noon
Dagi Ben-Noon
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Inspira Technologies Oxy B.H.N. Ltd., has signed this registration statement on July 13, 2021.

Puglisi & Associates Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director